Exhibit (a)(3)

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         BANCROFT CONVERTIBLE FUND, INC.

                                   * * * * * *


         Bancroft Convertible Fund, Inc., a corporation organized and existing under and by virtue of the general Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of Bancroft Convertible Fund, Inc. resolutions were duly adopted setting forth of a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of Bancroft Convertible Fund, Inc., as heretofore amended, be further amended so as to increase its authorized Common Stock from 2,500,000 shares of Common Stock, par value $.01 each, to 3,000,000 shares of Common Stock, par value $.01, by striking out Article Fourth thereof, which read as follows:

                  "The total number of shares of stock which the Corporation shall have authority to issue is 2,500,000 shares of Common Stock, par value $.01 each."

         and by substituting the following:

                  "The total number of shares of stock which the Corporation shall have authority to issue is 3,000,000 shares of Common Stock, par value $.01 each."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Bancroft Convertible Fund, Inc. has caused this certificate to be signed by Bancroft G. Davis, its Chairman of the Board of Directors and attested by Lemuel Bannister, Jr., its Secretary, this 20th day of June 1979.


                                       BANCROFT CONVERTIBLE FUND, INC.


                                       /s/ Bancroft G. Davis
                                       -----------------------------------------
                                       Chairman of the Board of Directors

ATTEST:

/s/ Lemuel Bannister, Jr.
----------------------------------
Secretary


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